UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 23, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc. and Wells Fargo Securities, LLC as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $500,000,000 aggregate principal amount of its 4.450% Senior Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Securities”). The Securities, which were offered and sold pursuant to the Underwriting Agreement, are registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-270827), filed on March 24, 2023.

On February 26, 2026, the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, N.A., as trustee (the “Trustee”) entered into a seventh supplemental indenture to the Base Indenture (the “Seventh Supplemental Indenture,” and the together with the Base Indenture, the “Indenture”), providing for the issuance of the Securities.

The 2031 Notes bear interest at 4.450% per annum and will mature on March 15, 2031. Interest on the 2031 Notes is payable on March 15 and September 15 of each year beginning September 15, 2026. At any time and from time to time prior to February 15, 2031, the Company may redeem the 2031 Notes, in whole or in part, at a “make-whole” redemption price as described in the Indenture. At any time and from time to time on or after February 15, 2031, the Company may redeem some or all of the 2031 Notes at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date as described in the Indenture.

The 2036 Notes bear interest at 5.125% per annum and will mature on March 15, 2036. Interest on the 2036 Notes is payable on March 15 and September 15 of each year beginning September 15, 2026. At any time and from time to time prior to December 15, 2035, the Company may redeem the 2036 Notes, in whole or in part, at a “make-whole” redemption price as described in the Indenture. At any time and from time to time on or after December 15, 2035, the Company may redeem some or all of the 2036 Notes at a redemption price equal to 100% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date as described in the Indenture.

The Company intends to use the net proceeds of the offering to repay some or all of the $500 million of borrowings outstanding under its senior, unsecured 364-day term loan facility and $750 million of borrowings outstanding under its existing syndicated revolving credit facility, which borrowings, together with $250 million of cash on hand, funded the prepayment amounts for the repurchases under its accelerated share repurchase agreements, and for general corporate purposes.

The Indenture contains certain restrictions, including a limitation that restricts the Company’s ability and the ability of its subsidiaries to incur liens and enter into sale and leaseback transactions. The Indenture also restricts the ability of the Company to consolidate, merge or transfer all or substantially all of their assets, and requires the Company to offer to repurchase the Securities of either series upon certain change of control events.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Securities are qualified in their entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1, the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 6, 2019, and the Seventh Supplemental Indenture (including the forms of the Securities attached thereto), which is filed herewith as Exhibit 4.1, each incorporated by reference herein. The forms of the Securities are filed as Exhibits 4.2 and 4.3 and a copy of the opinion of Davis Polk & Wardwell LLP, counsel to the Company, relating to the legality of the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and all are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 23, 2026, by and among Verisk Analytics, Inc. and BofA Securities, Inc. and Wells Fargo Securities, LLC as representatives of the underwriters named therein.

4.1	Seventh Supplemental Indenture, dated February 26, 2026, between Verisk Analytics, Inc. and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, N.A., as Trustee.

4.2	Form of 4.450% Senior Notes due 2031 (included in Exhibit 4.1).

4.3	Form of 5.125% Senior Notes due 2036 (included in Exhibit 4.1).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: February 26, 2026	/s/ Kathy Card Beckles
	Name:	Kathy Card Beckles
	Title:	Executive Vice President and Chief Legal Officer